As filed with the Securities and Exchange Commission on August 23, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RVL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Crossing Boulevard

Bridgewater, N.J. 08807

(908) 809-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Markison

Chief Executive Officer

400 Crossing Boulevard

Bridgewater, N.J. 08807

(908) 809-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

William J. Michener

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, M.A. 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated file	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Shareholders (as defined below) may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 23, 2023

PRELIMINARY PROSPECTUS

RVL PHARMACEUTICALS PLC

24,572,651 Ordinary Shares Underlying Series A-1 Warrants, Series A-2 Warrants and Placement Agent Warrants

This prospectus relates to the resale or other disposition from time to time by certain selling shareholders identified herein (each, a “Selling Shareholder” and, together, the “Selling Shareholders”) of up to 11,870,846 of our ordinary shares, nominal value $0.01 per share (“ordinary shares”), underlying those certain Series A-1 Warrants (the "Series A-1 Warrants"), 11,870,846 ordinary shares underlying those certain Series A-2 Warrants (the "Series A-2 Warrants" and, together with the Series A-1 Warrants, the “Private Placement Warrants”) and 830,959 ordinary shares underlying those certain Placement Agent Warrants (the "Placement Agent Warrants," and together with the Private Placement Warrants, the "Warrants"). We refer to the up to 24,572,651 ordinary shares underlying the Warrants being registered herein as the "Registered Securities."

Each Selling Shareholder may, from time to time, sell, transfer, or otherwise dispose of any or all of the Registered Securities from time to time on any stock exchange, market, or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 10.

We are not offering any of our ordinary shares for sale under this prospectus. We will not receive any of the proceeds from the sale of our ordinary shares by any Selling Shareholder. All expenses of registration incurred in connection with this prospectus are being borne by us. All selling and other expenses incurred by a Selling Shareholder will be borne by such Selling Shareholder.

Our ordinary shares are quoted on the Nasdaq Global Select Market under the symbol “RVLP.” On August 22, 2023, the last sale price of our ordinary shares as reported on the Nasdaq Global Select Market was $0.14 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. See "Risk Factors" on page 4, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated           , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of such summaries are qualified in their entirety by the actual documents referred to herein. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless otherwise stated or the context requires otherwise, references in this prospectus to “the Company,” “we,” “our” and “us” or other similar terms mean RVL Pharmaceuticals plc and its wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

ABOUT THE COMPANY

Company Overview

We are a specialty pharmaceutical company focused on the commercialization and development of products that target markets with underserved patient populations. In July 2020, we received regulatory approval from the U.S. Food and Drug Administration, or FDA, for RVL-1201 (oxymetazoline hydrocholoride ophthalmic solution, 0.1%), or Upneeq, for the treatment of acquired blepharoptosis, or droopy or low-lying eyelids, in adults. Upneeq was commercially launched in September 2020 to a limited number of eye care professionals with commercial operations expanded in 2021 among ophthalmology, optometry and oculoplastic specialties. In February 2022, Upneeq was commercially expanded into the medical aesthetics market in the United States.

Financing Transactions

On August 15, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) in connection with a registered direct offering (the “Registered Direct Offering”) and concurrent private placement (the “Private Placement” and, together with the Registered Direct Offering, the “Offerings”) with an accredited investor (the “Purchaser”).

Pursuant to the Purchase Agreement, we agreed to offer and sell to the Purchaser in the Registered Direct Offering 11,000,000 ordinary shares (the “Registered Direct Shares”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 870,846 ordinary shares. The Pre-Funded Warrants have an exercise price of $0.01 per share, are immediately exercisable and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. Each Registered Direct Share was sold at an offering price of $0.4212 per share, and each Pre-Funded Warrant was sold at an offering price of $0.4112, which is equal to the purchase price per Registered Direct Share less $0.01. The Purchaser may not exercise any portion of the Pre-Funded Warrants to the extent the Purchaser would own more than 9.99% of the outstanding ordinary shares immediately after exercise. The Purchaser may increase or decrease this percentage to a percentage not in excess of 9.99% by providing at least 61 days’ prior notice to the Company.

Pursuant to the Purchase Agreement, we also agreed to issue to the Purchaser in the Private Placement the Private Placement Warrants. Each Private Placement Warrant has an exercise price of $0.4212 per share. The Private Placement Warrants are not exercisable until the shareholders of the Company approve the issuance of the Private Placement Warrants and the ordinary shares upon the exercise thereof (the “Shareholder Approval”). The Series A-1 Ordinary Warrants will expire five (5) years following the date of Shareholder Approval. The Series A-2 Ordinary Warrants will expire eighteen (18) months following the date of Shareholder Approval. The Purchaser may not exercise any portion of the Private Placement Warrants to the extent the Purchaser would own more than 4.99% of the outstanding ordinary shares immediately after exercise. The Purchaser may increase or decrease this percentage with respect to either the Series A-1 Ordinary Warrants or the Series A-2 Ordinary Warrants to a percentage not in excess of 9.99% by providing at least 61 days’ prior notice to the Company.

In connection with the Offerings, the Company also agreed to issue the Placement Agent Warrants to H.C. Wainwright & Co., LLC, the placement agent for the Offerings, or its designees, on substantially the same terms as the Private Placement Warrants except that the exercise price of the Placement Agent Warrants is $0.5265 (or 125% of the offering price per ordinary share in the Offerings) and the Placement Agent Warrants have an expiration date of August 15, 2028.

The Offerings closed on August 18, 2023.

Corporate Information

Our principal executive offices are located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, and our registered office in Ireland is 3 Dublin Landings, North Wall Quay, Dublin 1, D01 C4E0, Ireland and our telephone number is (908) 809-1300. Our website address is www.rvlpharma.com. The information that appears on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

RISK FACTORS

An investment in our ordinary shares involves risks. Prior to making a decision about investing in our ordinary shares, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 20, 2023, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the SEC on May 11, 2023, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, as filed with the SEC on August 14, 2023, and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, prospects, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “plan,” “should,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives and financial needs.

We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following:

•	Our ability to continue our operations and remain in compliance with the restrictive financial covenants of the documents governing our indebtedness requires that we raise additional capital and, if we are unable to obtain the additional funding as or when needed, our operations could be curtailed or discontinued or our lender could have the ability to demand repayment of all outstanding debt.

•	Due to our dependence on one product, Upneeq, our business would be materially adversely affected if Upneeq does not perform as well as expected.

•	Upneeq may fail to achieve sufficient market acceptance by clinicians and patients, or others in the medical community, and the market opportunity for Upneeq may be smaller than we estimate.

•	If we are unable to successfully commercialize Upneeq on a timely or cost effective basis, our operating results will suffer.

•	Our profitability depends on our customers’ willingness to pay the price we charge for Upneeq. If we decide to lower the price we charge for Upneeq our profitability could materially suffer.

•	Our marketing and sales expenditures may not result in the commercial success of Upneeq.

•	If we are unable to maintain our sales, marketing and distribution capabilities, or establish additional capabilities if and when necessary, we may not be successful in commercializing Upneeq.

•	We depend to a large extent on third-party suppliers and distributors for Upneeq, including Nephron Pharmaceuticals, and if such suppliers and distributors are unable to supply raw materials for manufacture and deliver Upneeq in a timely manner, or are unable to manufacture Upneeq at a scale sufficient to meet demand, it could have a material adverse effect on our business, financial position and results of operations.

•	Manufacturing or quality control problems at our or our third-party manufacturing facility operated by Nephron Pharmaceuticals may damage our reputation for quality production, require costly remedial activities, delay or interrupt the supply of Upneeq, and negatively impact our business, results of operations and financial condition.

•	If Upneeq does not produce the intended effects, our business may suffer.

•	The terms of the documentation governing our indebtedness restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

•	Other factors that are described in Part 1, Item 1A "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 20, 2023, and Part 2, Item 1A “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the SEC on May 11, 2023, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, as filed with the SEC on August 14, 2023.

The forward-looking statements included in this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference are made only as of the date on the front of those documents only. You should not rely upon forward-looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference to conform such statements to actual results or to changes in our expectations.

You should read this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated by reference herein with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

This prospectus relates to the offer and sale by the Selling Shareholders of up to 24,572,651 ordinary shares. The Selling Shareholders will receive all of the net proceeds from sales of the ordinary shares pursuant to this prospectus. We are not selling any ordinary shares under this prospectus, and we will not receive any proceeds from the sale of any ordinary shares by the Selling Shareholders. See “Selling Shareholders.”

SELLING SHAREHOLDERS

The ordinary shares being offered by the Selling Shareholders are those issuable to the Selling Shareholders upon exercise of the Warrants. For additional information regarding the Offerings, see “About the Company – Financing Transactions.” We are registering the Registered Securities in order to permit the Selling Shareholders to offer such securities for sale from time to time.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of our ordinary shares of each of the Selling Shareholders. The second column lists the number of ordinary shares beneficially owned by each Selling Shareholder, based on its ownership of the Warrants and our ordinary shares, as of August 22, 2023, assuming exercise of all Warrants held by such Selling Shareholder on that date, without regard to any limitations on exercise.

This prospectus generally covers the resale of the maximum number of ordinary shares issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination, without regard to any limitations on the exercise of the Warrants. The third column assumes the sale of all of the ordinary shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the Warrants, a Selling Shareholder may not exercise a Warrant to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of ordinary shares which would exceed 4.99% of the number of ordinary shares outstanding immediately after giving effect to the issuance of ordinary shares issuable upon exercise of such Warrant. The number of ordinary shares in the columns below does not reflect this limitation. The Selling Shareholders may sell all, some or none of their ordinary shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering (1)		Maximum Number of Ordinary Shares to be Sold Pursuant to This Prospectus (2)	Number of Ordinary Shares Owned After Offering (3)	Percentage of Beneficial Ownership After Offering (3)
Armistice Capital, LLC (4)	34,389,692	(5)	23,741,692	10,648,000	9.6%
Michael Vasinkevich (6)	532,852	(7)	532,852	0	—%
Noam Rubinstein (6)	182,811	(7)	182,811	0	—%
John Chambers (6)	78,941	(7)	78,941	0	—%
Craig Schwabe (6)	28,045	(7)	28,045	0	—%
Charles Worthman (6)	8,310	(7)	8,310	0	—%

*	Indicates less than 1%

(1)	The Warrants contain certain beneficial ownership limitations, which provide that a holder of the securities will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise, provided that upon at least 61 days' prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of ordinary shares outstanding. Additionally, shareholders may have acquired ordinary shares on the open market without the Company's knowledge that may not be reflected.

(2)	Represents ordinary shares underlying the Warrants issued to the Selling Shareholders in connection with the Offerings and offered hereby.

(3)	We do not know when or in what amounts a Selling Shareholder may offer ordinary shares for sale. The Selling Shareholders might not sell any or might sell all of the ordinary shares offered by this prospectus. Because the Selling Shareholders may offer all or some of the ordinary shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the ordinary shares, we cannot estimate the number of the ordinary shares that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the ordinary shares covered by this prospectus will be held by the Selling Shareholders.

(4)	These securities are directly held by Armistice Capital Master Fund Ltd. (the "Master Fund"), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC ("Armistice"), as the investment manager of Master Fund, and Steven Boyd, as the Managing Member of Armistice. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The address of Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(5)	These shares are comprised of (i) 9,777,154 ordinary shares, (ii) 870,846 ordinary shares issuable upon the exercise of the Pre-Funded Warrants and (iii) 23,741,692 ordinary shares issuable upon the exercise of the Warrants, and excludes 4,840,000 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares issued in October 2021, which contain a beneficial ownership limitation that provides that a holder of the securities will not have the right to exercise any portion of the warrants if such holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise.

(6)	The Selling Shareholder is affiliated with H.C. Wainwright & Co., LLC, a registered broker dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The number of ordinary shares beneficially owned prior to this offering consist of ordinary shares issuable upon exercise of the Placement Agent Warrants, which were received as compensation in connection with the Registered Direct Offering. The Selling Shareholder acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, the Selling Shareholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(7)	These shares are comprised of ordinary shares issuable upon the exercise of the Warrants.

PLAN OF DISTRIBUTION

We are registering the Registered Securities on behalf of the Selling Shareholders. The Selling Shareholders and any of their pledgees, assignees, distributees and successors-in-interest in the Registered Securities received after the date of this prospectus from a Selling Shareholder as a gift, pledge, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of the ordinary shares covered hereby on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling ordinary shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such ordinary shares at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If a Selling Shareholder effects such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Shareholder or commissions from purchasers of the ordinary shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Registered Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Registered Securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the Registered Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Registered Securities, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registered Securities in the course of hedging the positions they assume. To the extent permitted by applicable securities laws, the Selling Shareholders may also sell the Registered Securities short and deliver these securities to close out their short positions, or loan or pledge the Registered Securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Registered Securities offered by this prospectus, which Registered Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Registered Securities offered by them will be the purchase price of the Registered Securities less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Registered Securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders also may resell all or a portion of the Registered Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Registered Securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Registered Securities covered by this prospectus may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Registered Securities to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Registered Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Registered Securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by A&L Goodbody LLP, Dublin, Ireland.

EXPERTS

The consolidated financial statements of RVL Pharmaceuticals plc appearing in RVL Pharmaceutical plc's Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 3 to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.rvlpharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s Internet site.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•              our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 20, 2023;

•              our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, as filed with the SEC on May 11, 2023, and June 30, 2023, as filed with the SEC on August 14, 2023;

•              our Current Reports on Form 8-K, as filed with the SEC on June 2, 2023, June 16, 2023, August 2, 2023 and August 18, 2023 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

•              the information in our proxy statement filed on April 24, 2023, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

•              the description of our ordinary shares contained in our Registration Statement on Form 8-A (File No. 001-38709), as filed with the SEC on October 18, 2018, including any amendments or reports filed for the purpose of updating such description.

Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents), at no cost to you. Any such request should be directed to: RVL Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, N.J. 08807; Attention: Investor Relations, (908) 809-1300.

24,572,651 Ordinary Shares

PROSPECTUS

August 23, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which, except for the SEC registration fee, shall be borne by the Selling Shareholders. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$487
Legal fees and expenses	$60,000
Accounting fees and expenses	$25,000
Miscellaneous fees and expenses	$14,513
Total	$100,000

Item 15. Indemnification of Officers and Directors.

The following summary is qualified in its entirety by reference to the complete Irish Companies Act of 2014 (the "Irish Companies Act") and our Articles of Association contained in our Constitution.

To the fullest extent permitted by Irish law, our Articles of Association (which were previously filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed on January 18, 2022 and incorporated herein by reference) confer an indemnity on our directors and officers. However, such indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its articles of association or any contract between the company and the director or corporate secretary. Such a restriction does not apply to our executives who are not directors, the corporate secretary or other persons who would be considered "officers" within the meaning of that term under the Irish Companies Act.

Our Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

We maintain directors' and officers' liability insurance, as well as other types of insurance, for our directors, officers, employees and agents, which is permitted under our Articles of Association and the Irish Companies Act.

We and certain of our subsidiaries have entered into indemnification agreements with our directors and executive officers providing for customary indemnification in connection with their service to us or on our behalf to the maximum extent allowed under applicable law.

Item 16. Exhibits.

4.1	Shareholders' Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 28, 2019, Commission File No. 001-38709)
4.2	Amendment No. 1, dated as of November 20, 2020, to the Shareholders Agreement, dated as of October 17, 2018, by and among, RVL Pharmaceuticals plc, ACP Holdco (Offshore), L.P., ACP III AIV, L.P., Altchem Limited, Orbit Co-Invest A-I LLC, Orbit Co-Invest I LLC, Orbit Co-Invest III LLC, and the management shareholders identified therein (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 30, 2021, Commission File No. 001-38709)

4.3	Form of Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A filed on October 17, 2018, Commission File No. 333-227357)
4.4	Form of Series A-1 Ordinary Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 18, 2023, Commission File No. 001-38709)
4.5	Form of Series A-2 Ordinary Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on August 18, 2023, Commission File No. 001-38709)
4.6	Form of Placement Agent Ordinary Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on August 18, 2023, Commission File No. 001-38709)
5.1	Opinion of A&L Goodbody LLP (filed herewith)
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of A&L Goodbody LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, New Jersey, on the 23rd day of August, 2023.

RVL PHARMACEUTICALS PLC

By:	/s/ Brian Markison
Brian Markison
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Markison as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Brian Markison Brian Markison	Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) and Chairman of the Board of Directors	August 23, 2023

/s/ Michael J. DePetris Michael J. DePetris	Principal Accounting Officer	August 23, 2023

/s/ Joaquin Benes Joaquin Benes	Director	August 23, 2023

/s/ Gregory L. Cowan Gregory L. Cowan	Director	August 23, 2023

/s/ Michael DeBiasi Michael DeBiasi	Director	August 23, 2023

/s/ Alisa Lask Alisa Lask	Director	August 23, 2023

/s/ Juan Vergez Juan Vergez	Director	August 23, 2023

/s/ Brian Markison Brian Markison	Authorized Representative in the United States	August 23, 2023

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